Exhibit 21.1

DOUBLEVERIFY HOLDINGS, INC.

SUBSIDIARIES OF THE REGISTRANT

Legal Name	State or Jurisdiction of Incorporation or Organization
DoubleVerify Inc.	Delaware
DoubleVerify MidCo, Inc.	Delaware
Ad-Juster, Inc.	Delaware
DoubleVerify, Ltd.	Israel
DoubleVerify, Ltd.	UK
DoubleVerify, GMBH	Germany
DoubleVerify Pty Ltd.	Australia
DoubleVerify Pte. Ltd.	Singapore
DoubleVerify Solutions Canada Inc.	Canada
DoubleVerify France SARL	France
DoubleVerify Spain, S.L.	Spain
DoubleVerify Japan K.K.	Japan
Leiki Oy	Finland
Zentrick NV	Belgium
Zentrick Inc.	Delaware
DoubleVerify Servicos de Verificacao Publicitaria Ltda.	Brazil
DoubleVerify de Mexico S. de R.L. de C.V.	Mexico
DoubleVerify International, Ltd.	UK
Meetrics GmbH	Germany
Outrigger Media, Inc.	Delaware
DoubleVerify FZ-LLC	United Arab Emirates
DoubleVerify Solutions India Private Limited	India
Scibids Technology SAS	France
Scibids Technology UK Ltd	UK
Scibids Asia PTE Ltd	Singapore
Scibids Technology Inc	Delaware
Scibids Technology Spain, S.L.	Spain
Scibids Technology Italy S.R.L.	Italy